Exhibit 3.3

Industry Canada	Industrie Canada	FORM 1	FORMULE 1
		ARTICLES OF INCORPORATION	STATUTS CONSTITUTIFS
Canada Business	Loi canadienne sur les	(SECTION 6)	(ARTICLE 6)
Corporations Act	sociétés par actions

1 – Name of the Corporation	Dénomination sociale de la société
4186524 CANADA INC.

2 – The province or territory in Canada where the registered office is situated	La province ou le territoire au Canada où est situé le siege social
Province of Quebec

3 – The classes and any maximum number of shares that the corporation is authorized to issue	Catégories et tout nombre maximal d’actions que la société est autorisée à émettre
Unlimited number of common shares

4 – Restrictions, if any, on share transfers	Restrictions sur le transfert des actions, s’il y a lieu
No share of the Corporation will be transferred without the consent of the directors expressed by resolution.

5 – Number (or minimum and maximum number of directors	Nombre (ou nombre minimal et maximal) d’administrateurs
Minimum:1, maximum: 10

6 – Restrictions, if any, on business the corporation may carry on None	Limites imposes a l’activité commerciale de la socieété, s’il y a lieu

7 – Other provisions, if any	Autres dispositions, s’il y a lieu
See attached Schedule I forming part hereof.

8 – Incorporators – Fondateurs

Names(s)-Nom(s)	Address (including postal code) Adresse (inclure le code postal)	Signature
Christiane Jodoin	1000 de La Gauchetiére Street West, Suite 2100 Montreal QC H3B 4W5

FOR DEPARTMENTAL USE ONLY – À L’USAGE DU MINISTÈRE SEULEMENT Corporation No. – No de la société	Fil3ed – Déposée
418652-4	04 Nov. 2003

Canada

SCHEDULE I

7.	Other provisions, if any:

(a)	The number of shareholders of the Corporation exclusive of persons who are in its employment and exclusive of persons who, having been formerly in the employment of the Corporation, were, while in that employment, and have continued after termination fo that employment to be, shareholders of the Corporation, is limited to not more than fifty, two or more persons who are the joint registered owners of one or more shares being counted as one shareholder.

(b)	Any invitation to the public to subscribe for any securities of the Corporation shall be prohibited.

(c)	The directors may appoint from time to time one or more additional directors within the limits provided in the Canada Business Corporations Act.